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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45260) pertaining to the 1998 Stock Option and Restricted Stock Plan and the Registration Statement (Form S-8 No. 333-45262) pertaining to the 2000 Employee Stock Purchase Plan of Airspan Networks, Inc. of our report dated January 31, 2001 (except for Note 16, as to which the date is March 27, 2001), with respect to the consolidated financial statements of Airspan Networks, Inc. include in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                 Ernst & Young

London England
[March 30, 2001]